EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-205868 on Form S-8 of AT&T Inc. of our report dated May 20, 2015 related to the statement of net assets available for benefits as of December 31, 2014 of the DIRECTV 401(k) Savings Plan appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2015.

Crowe Horwath LLP

Oak Brook, Illinois
June 17, 2016

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